UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

EVOFEM BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Evofem Anticipates Approval of Merger with Aditxt at

Upcoming Stockholder Meeting

— Special Meeting to be held on September 26, 2025 —

SAN DIEGO, CA, September 9, 2025 — In an update to stockholders today, Evofem Biosciences, Inc. (“Evofem” or the “Company”) (OTCID: EVFM) anticipates the approval of the transactions (the “Merger”) contemplated by the Amended and Restated Merger Agreement dated as of July 12, 2024, as amended, (collectively, the “Merger Agreement”), with Aditxt, Inc. (Nasdaq: ADTX) and Adifem, Inc., a wholly-owned subsidiary of Aditxt, at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on September 26, 2025.

CEO Saundra Pelletier noted, “We have support agreements in place with the holders of Series E-1 and G-1 sufficient to approve the Merger. In addition, we also have strong support from other key investors, giving us confidence that the Merger will be approved at our Special Meeting later this month.”

The key proposal to be voted at the Special Meeting seeks stockholder approval of the Merger. If approved by at least a majority of the combined voting power of common stock, Series E-1 and G-1, and assuming all closing conditions are met, at close Adifem will merge with and into Evofem, with Evofem surviving as a wholly owned subsidiary of Aditxt, forming the core of a dedicated women’s health program within Aditxt’s social innovation platform accelerating promising health innovations.

As set forth in the definitive proxy materials (the “Definitive Proxy”) filed with the U.S. Securities and Exchange Commission on September 8, 2025, in connection with the Special Meeting, there were 118,656,354 shares of Evofem’s common stock issued and outstanding as of August 26, 2025, which is the record date for the Special Meeting. The holders of Series E-1 and G-1 have 13.87% and 39.84%, respectively and in aggregate, of the Evofem combined voting power. Collectively, the voting power of these shares equates to 53.71% of combined voting power. No assurance can be provided that the holders of Series E-1 and G-1 will vote as agreed or that the conditions to closing will be performed or satisfied or that the transactions contemplated by the Merger Agreement will occur.

“Evofem is committed to empowering women by delivering innovation in sexual and reproductive healthcare. We believe we will be better positioned to successfully execute this mission and accelerate our growth trajectory with access to potentially greater resources and opportunities as a subsidiary of Aditxt. We therefore ask our stockholders to vote “for” the Merger at the Special Meeting of Stockholders on September 26th,” added Ms. Pelletier.

About Evofem Biosciences

Evofem is commercializing innovative products to address unmet needs in women’s sexual and reproductive health. The Company generates revenue from the sale of two FDA-approved products.

PHEXXI® (lactic acid, citric acid, and potassium bitartrate), is the first and only hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Visit phexxi.com to learn more and for important safety information.

SOLOSEC® (secnidazole) 2g oral granules is an FDA-approved oral antibiotic for the treatment of two sexual health diseases: bacterial vaginosis (BV), a common vaginal infection, in females 12 years of age and older, and trichomoniasis, a common sexually transmitted infection (STI), in people 12 years of age and older. SOLOSEC provides a complete course of therapy in just one dose. Visit solosec.com to learn more and for important safety information.

PHEXXI® and SOLOSEC® are registered trademarks of Evofem Biosciences, Inc.

Evofem filed a Definitive Proxy on September 8, 2025, for the Special Meeting of Stockholders to be held on Friday, September 26, 2025, at which stockholders of record will be asked to consider and vote on a proposal to approve the transactions contemplated under the Merger Agreement between the Company, Aditxt, Inc. (NASDAQ: ADTX) and Adifem, Inc., a wholly owned subsidiary of Aditxt. Pursuant to the Merger Agreement, Adifem will merge with and into the Company, with Evofem surviving as a wholly owned subsidiary of Aditxt. The closing of the transactions contemplated by the Merger Agreement is subject to conditions including, but not limited to, approval of the transactions by a majority of the combined voting power of Evofem’s Series E-1, Series G-1 and common stock, voting together as a single class, the affirmative vote of holders of a majority of each of the Series E-1 and G-1, Aditxt raising sufficient capital to fund its closing obligations, and other customary closing conditions.

For additional information regarding the proposals to be acted upon at the upcoming Special Meeting, please refer to Evofem’s Definitive Proxy, which is available free of charge through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001618835/000164117225026774/formdefm14a.htm

BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY, AS IT CONTAINS IMPORTANT INFORMATION REGARDING THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING. STOCKHOLDERS WITH QUESTIONS ARE ENCOURAGED TO CONTACT THE COMPANY AT IR@EVOFEM.COM

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “confidence”, “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include but are not limited to Evofem’s beliefs that the Series E-1 and G-1 stockholders will vote FOR the Merger, that the Company will be better positioned to successfully execute its mission and accelerate its growth trajectory as a subsidiary of Aditxt, and that it may have access to potentially greater resources and opportunities as a subsidiary of Aditxt. No assurance can be given that the conditions to closing will be performed or satisfied or that the transactions contemplated by the Merger Agreement will occur.

You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 24, 2025, amended on March 28, 2025, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025, and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Connect With Us

Media

Media@evofem.com

Investors and Potential Partners

Amy Raskopf, Chief Business Development Officer

Evofem Biosciences, Inc.

araskopf@evofem.com

(917) 673-5775

Join the Dialogue

LinkedIn	@evofem + @saundrapelletier
TikTok	@phexxi + @saundrapelletier
Instagram	@evofem, @phexxi + @saundrapelletier
X	@evofem + @SaundraCEO
Facebook	@evofem + @phexxi

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